RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                           LYNCH SERVICES CORPORATION


         Lynch Services Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is Lynch Services Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 15, 1988.

         2. This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation to read as herein set forth in full:

         FIRST:   The name of the Corporation is Lynch Services Corporation.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of
Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address in The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 4,600,000 shares of capital stock, divided into two classes, of which 2,100,000 shares shall be Preferred Stock, par value $0.01 per share, and 2,500,000 shares shall be Common Stock, par value $0.01 per share.

Preferred Stock.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

         (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

         (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if do, the terms of such voting rights, which may be general or limited;

         (c) the dividends, if any, payable an such series, whether any such dividends shall be cumulative, and, if so, from what dates the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other class or any other series of Preferred Stock;

         d. whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

         e. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

         f. whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

         g. whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange:

         h. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

         i. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred stock or of any other class; and

         j. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof, shall be cumulative.

Common Stock.
         Subject to the preferential rights, if any, of the Preferred Stock, the powers, preferences and rights of the shares of the common Stock, and the qualifications, limitations or restrictions thereof, are an follows:

         1.       Dividends

         Following the preference distribution of dividends to holders of outstanding shares of Preferred Stock, the record holders of shares of Common Stock shall be entitled to receive on a pro rata such dividends and distributions, payable in cash or otherwise, when and as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

         2.       Liquidation

         In the event of a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, following the payment of all indebtedness and any applicable preferential distribution to the holders of the outstanding shares of Preferred Stock, holders of Common Stock shall receive on a pro rata basis the remaining available assets of the Corporation available for distribution.

         3.       Voting Rights

         Each record holder of shares of Common Stock shall have one (1) vote for each such share held of record in his or her name on the stock transfer records of the Corporation.

         4. Pre-Emptive Rights. The holders of Common Stock shall have no pre-emptive rights.

         FIFTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the By-laws of the Corporation.

         SIXTH: Elections of directors need not be by written ballot unless the By-laws of the Corporation shall otherwise provide.

         SEVENTH: A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or emissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders heroin are granted subject to this reservation.

         This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


         IN  WITNESS  WHEREOF,   Lynch  Services  Corporation  has  caused  this
certificate to be signed by Paul J. Evanson, its Chairman, and attested to by Daniel E. Miller, its Secretary, this 13th day of August, 1992.

ATTEST:                                              LYNCH SERVICES CORPORATION

By:  /s/ Daniel E. Miller                             By: /s/ Paul J. Evanson
     -----------------------                          -------------------------
      Daniel E. Miller                                 Paul J. Evanson
      Secretary                                        Chairman

                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES
                                       OF
                            SERIES A PREFERRED STOCK

                   (Pursuant to Section 151(q) of the General
                    Corporation Law of the State of Delaware)


         We,  the  undersigned  duly  authorized   officers  of  LYNCH  SERVICES
CORPORATION, a corporation organized and existing under the laws of the State of Delaware, do hereby certify that:

         A. LYNCH SERVICES CORPORATION (the "Corporation") was incorporated in the State of Delaware on June 15, 1988.

         B. Pursuant to authority conferred upon the Board of Directors pursuant to the Restated Certificate of Incorporation of the Corporation and the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors has duly adopted the following recitals and resolutions, which are still in full force and effect and are not in conflict with any provisions of the Corporation's Restated Certificate of Incorporation or its By-Laws, an amended, setting forth the number, terms, designation, relative rights, preferences and limitations of a series of the Preferred Stock, $.01 par value per share, of the Corporation:

         WHEREAS, the Restated Certificate of incorporation of the Corporation provides for a class of shares known an Preferred Stock, consisting of 2,100,000 shares; and

         WHEREAS, said Restated Certificate of Incorporation authorizes issuance of the Preferred Stock from time to time in on* or more series and authorizes the Board of Directors to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

         WHEREAS, the Corporation has not issued any shares of such Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges, and restrictions relating to the initial series of said Preferred Stock and the number of shares constituting, and the designation of, said series:

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said initial series of Preferred Stock as follows;

         1. Designation. 1,600,000 shares of Preferred Stock are hereby designated "Series A Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") with the rights, preferences, privileges and restrictions specified herein.

         2. Voting Rights. Except as may be provided under applicable law, the holders of the Series A Preferred Stock, as such, shall not be entitled to notice of any stockholders' meeting or to vote upon the election of directors or upon any other matter.

         3.       Dividends.

         (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends an the shares of Series A Preferred Stork held by them, on the terms and conditions hereinafter set forth when and as declared by the Board of Directors out of funds legally available therefore Dividends shall be payable semi-annually in arrears beginning January 15, 1993, by the issuance of additional shares of Series A Preferred Stock (the "Additional Shares") , at an annual rate of six Additional Shares, for each one hundred shares owned by such holder immediately prior to the date of such dividend, until the earlier of (i) the consummation of an initial public offering registered under the Securities Act of 1933 of the common stock of the Corporation (an "IPO") and (ii) July 15, 1994 (such date shall hereinafter be referred to as the "Dividend Conversion Date"). From and after the Dividend Conversion Date, holders of shares of Series A Preferred Stock shall be entitled to receive cash dividends at an annual rate equal to $.16 per share, payable semi-annually in arrears beginning an such date exactly six months following the Dividend Conversion Date. All such dividends shall be cumulative and shall accrue continuously from day to day, whether or not earned or declared.

         (b) Any Additional Shares issued shall be subject to the terms, provisions and conditions of this certificate of Designation.

         (c) No dividends or other distributions, other than dividends payable solely in shares of common stock or other capital stock of the Corporation ranking junior as to dividends or rights upon dissolution or liquidation to the Series A Preferred Stock (the "Junior Dividend Stock"), shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the corporation of, any shares of common stock or Junior Dividend Stock unless and until all accrued dividends on the Series A Preferred stock shall have been paid or met apart for payment.

         (d) Any reference to "distribution" contained in this Section 3 shall not be doomed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary.

         4. Liquidation Preference. In the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the available assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to all dividends (whether or not declared) accrued and unpaid thereon as of the date of final distribution to such holders, without interest, and a sum equal to $2.00 per share, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights of the Series A Preferred Stock (the "Junior Liquidation Stock") now or hereafter outstanding; provided, however, that, such rights shall accrue to the holders of Series A Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of any holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock have been fully met shall be distributed ratably among the holders of the Series A Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Preferred Stock in proportion to the respective preferential amounts to which each is entitled. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding-up of the Corporation.

         5. Redemption at Option of Corporation. The Corporation may not redeem shares of the Series A Preferred Stock prior to September 16, 1997. The Corporation shall have the right and option, if funds are legally available therefor, to redeem any or all of the outstanding shares of Series A Preferred Stock, on a data set by the Board of Directors any time after September 16, 1997, at a price per share of $2.00, plus the per share amount of all accrued but unpaid dividends an the Series A Preferred Stock (whether or not declared) to the date of redemption (the "Redemption Price"). If the Company redeem less than all of the shares of Series A Preferred Stock, such redemption shall be completed on a pro rate basis in accordance with the number of shares of Series A Preferred Stock owned by the holder immediately prior to such redemption.

         6. Exchange at Option of the Corporation. The Series A Preferred Stock in exchangeable at the option of the Corporation in wholes but not in part, at any time upon or after the consummation of an IPO, for a promissory note (or notes) of the Corporation (the "Note') in an aggregate principal amount equal to $2.00 per share, plus all accrued but unpaid dividends on the Series A Preferred stock (whether or not declared) to the date of exchange (the "Exchange"). Such Note shall accrue and pay interest at the annual rate of ton percent, payable quarterly in arrears. The Note shall mature and the unpaid principal thereof and accrued but unpaid interact thereon shall become due and payable on the third anniversary of the issuance of the Note in the Exchange. The indebtedness represented by the Note and the payment of the principal of and interest on the Note shall be expressly made subordinate to any indebtedness whatsoever of the Corporation, whether outstanding an the date hereof or hereafter created, incurred or assumed, to any bank, insurance company or other lending or financial institution, to the extent the instrument creating or evidencing the same provides that such indebtedness is superior in right to the Note. In addition to any events described in the Note, the following events shall constitute a default under the Note (all as more fully described in the Note) :
(i) the  failure by the  Corporation  to pay when due any  interest an the Note;
(ii) the failure by the Corporation to pay when due the principal amount of the Note; or (iii) the bankruptcy or insolvency of the Corporation. Whenever there is a default under the Note, the holder thereof may, at its option, declare the amounts due under the Note immediately due and payable and exercise any or all rights available to it thereunder or under applicable law.

         7. Redemption at Option of Holder. Each holder of Series A Preferred Stock may, at such holder's option, require the Corporation to redeem any or all of the shares of Series A Preferred Stock held by him, at a price par share equal to the Redemption Price, at any time and from time to time, after the occurrence of any of the following events: (i) after September 16, 1997, so long as any holder of Series B Preferred Stock of the Corporation ("Series B Preferred Stock") shall exercise his right to redeem any issued and outstanding shares of the Series B Preferred Stock, (ii) at such time as Lynch Corporation shall no longer beneficially own 50.1% of the issued and outstanding Voting Stock, or (iii) on or after July 15, 2000. The Corporation shall make payment for the shares of Series A Preferred Stock surrendered for redemption within thirty days of the Corporation's receipt of notice of the holder's exercise of its option to redeem such shares (the "Redemption Notice") ; provided, however, that when funds are not legally available to redeem all of the Series A Preferred Stock surrendered for redemption, the Corporation shall redeem that number of shares for which funds are legally available in proportion to the aggregate redemption price for all of the Series A Preferred Stock surrendered for redemption and in the order of receipt by the Corporation of the Redemption Notices Call Redemption Notices received by the Corporation on the same day shall be deemed to be received at the same time). The Corporation shall be required to redeem the remaining shares of Series A Preferred Stock surrendered for redemption at such time or times thereafter as funds for redemption become legally available on the foregoing basis and in the order of receipt by the Corporation of the Redemption Notices.

         8. Status at Reacquired Shares. Shares of Series A Preferred Stock reacquired by the Corporation pursuant to Sections 5, 6 or 7 hereof or otherwise and cancelled, shall have the status of authorized and unissued shares of Series A Preferred Stock.

         9. Pre-Emptive Rights. The holders of shares of Series A Preferred Stock shall have no pre-emptive rights.

         10. Number of Shares. The number of shares constituting the Series A Preferred Stock shall be, and the same is hereby fixed as, 1,600,000 and shall not be increased, except with the consent of holders of a majority of the outstanding shares of Series A Preferred Stock.

         11 Staled Capital. The amount to be capital at all times for each share of Series A Preferred Stock shall be its par value or S.01 per share.

         12. Bank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, rank (i) senior to, junior to or an parity with, as the case may be, any other class of the Preferred Stock established by the, Board of Directors, the terms of which shall specifically provide that such class shall rank senior to, junior to or on parity with, as the case may be, the Series A Preferred Stock with respect to dividend rights and rights on liquidation; and (ii) senior to any other capital Stock of the Corporation, including all classes of the common stock of the Corporation.

         RESOLVED, FURTHER, that the President. and the Secretary of the Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation in accordance with this resolution and as required


         IN WITNESS WHEREOF, we have executed this Certificate of Designation and do affirm the foregoing as true under the penalties of perjury this 13th day of August, 1992.





By:  /s/ Daniel E. Miller                             By: /s/ Paul J. Evanson
     -----------------------                          -------------------------
      Daniel E.Miller                                  Paul J. Evanson
      Secretary                                        Chairman of the Board
                                                       of Directors

                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES
                                       OF
                            SERIES B PREFERRED STOCK

                   (Pursuant to Section 151(g) of the General
                    Corporation Law of the State of Delaware)


         We,  the  undersigned  duly  authorized   officers  of  LYNCH  SERVICES
CORPORATION, a corporation organized and existing under the laws of the State of Delaware, do hereby certify that:

         A. LYNCH SERVICES CORPORATION (the "Corporation") was incorporated in the State of Delaware an June 15, 1988.

         B. Pursuant to authority conferred upon the Board of Directors pursuant to the Restated Certificate of Incorporation of the Corporation and the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors has duly adopted the following recitals and resolutions, which are still in full force and effect and are not in conflict with any provisions of the Corporations Restated Certificate of Incorporation or its By-Laws, an amended, setting forth the number, terms, designation, relative rights, preferences and limitations of a series of the Preferred Stock, $.01 par value par share, of the corporation:

         WHEREAS, the Restated Certificate of Incorporation of the Corporation provides for a class of shares known as Preferred Stock, consisting of 2,100,000 shares; and

         WHEREAS, said Restated Certificate of Incorporation authorizes issuance of the Preferred Stock from time to time in one or more series and authorizes the Board of Directors to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

         WHEREAS, the Corporation has designated a series of Preferred Stock as the Series A Preferred Stock and the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the rights, preferences, privileges, and restrictions relating to a second series of said Preferred Stock and the number of shares constituting, and the designation of, said series:

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to., said second series of Preferred Stock, as follows:

         1. Designation. 450,000 shares of Preferred Stock are hereby designated "Series B Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock") with the rights, preferences, privileges and restrictions specified herein.

         2. Voting Rights. The holders of the Shares of Series B Preferred Stock, as such, shall be entitled to one vote per share of Series B Preferred Stock on all matters submitted to a vote or consent of stockholders of the corporation.

         3. Rank. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, rank: (i) junior to the Series A Preferred Stock; (ii) senior to, junior to or on parity with, as the case may be, any other class of the Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such class shall rank senior to, junior to or on parity with, as the case may be, the Series B Preferred Stock with respect to dividend rights and rights on liquidation; and (iii) senior to any other capital stock of the Corporation including all classes of the Common Stock, par value $.01 per share (collectively, the "Common Stock").


         4.       Dividends.

         (a) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, and such dividends shall be cumulative and shall accrue continuously from day to day, whether or not earned or declared, at an annual rate equal to $.08 per share (the "Dividend Rate"), payable annually in arrears on each July 15, when and as declared by the Board of Directors out of funds legally available therefor. The Board of Directors shall declare such dividends to the extent funds are legally available for such purpose. All dividends shall be paid in cash.

         (b) No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends or rights upon dissolution or liquidation to the Series B Preferred Stock (the "Junior Dividend Stock"), shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock shall have been paid or set apart for payment in cash.

         (c) Any reference to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

         5. Liquidation Preference. in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the available assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to all dividends (whether or not declared) accrued and unpaid thereon as of the date of final distribution to such holders, without interest, and a sum equal to $2.00 par share (the "Liquidation Value"), before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights of the Series B Preferred Stock (the "Junior Liquidation Stock") now or hereafter outstanding; provided, however, that, such rights shall accrue to the holders of Series B Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of any holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution, after the liquidation preferences of the Senior Liquidation Stock have been fully met shall be distributed ratably among the holders of the Series B Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series B Preferred Stock in proportion to the respective preferential amounts to which each is entitled. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding-up of the Corporation.

         6. Conversion. (a) Holders of the Series B Preferred Stork may, at any time and at their option, upon surrender of the certificates therefor, convert any or all of the Series B Preferred Stock hold by them into shares of t1he Corporation's Common Stock at the conversion rate in affect at the time of such conversion (an "Optional Conversion") . Each two and one-quarter (2.25) shares of Series B Preferred Stock shall initially be convertible into one share of Common Stock, subject to adjustment as provided in subparagraph (d) hereof (the "Conversion Rate"). Holders of the Series B Preferred stock shall surrender the shares of Series B Preferred Stock hold by them for conversion (a "Mandatory Conversion") upon the consummation of a public offering registered under the securities Act of 1933 of the Common Stock of the Corporation(an "IPO"), if the offering price of the Common Stock in the IPO equals or exceeds $6.75 par share; provided, however, that the holders shall not be required to surrender a number of shares greater than that number of shares of Series B Preferred Stock which, when multiplied by the Conversion Rate then in affect, equals or exceeds fifty percent of the dollar amount raised in the IPO. Any Mandatory Conversion shall be made by the holders in proportion to the number of shares of Series B Preferred Stock held by them immediately prior to such conversion. Payment or adjustment shall be made upon such conversion for unpaid and accrued dividends on any shares of Series B Preferred Stock which shall be converted. The Corporation shall not be required to issue fractional shares of Common Stock upon any conversion, but shall pay in lieu thereof, as soon as practicable after the date the Series B Preferred Stork is surrendered for conversion pursuant to subparagraph (b) hereof, an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For such purposes, the market value of a share of Common Stock shall be the fair market value thereof, as reasonably determined by the Corporation's Board of Directors or as determined by reference to the price par share of the Common Stock in the IPO ("Fair Value"). All shares of Common Stock which may be issued upon the conversion of the Series B Preferred Stock will, upon issuance, be validly issued, fully paid and nonassessable.

         (b) In order to exercise the optional conversion rights set forth herein, a holder of record of shares of Series B Preferred Stock shall surrender the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank, at the principal office of the Corporation, or at such other office as the Corporation may designate, including notice to the Corporation of such holder's election to convert the Series B Preferred Stock, and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. In the case of a Mandatory Conversion, the Corporation shall deliver notice to the holders of the Series B Preferred Stock that such shares must be surrendered for conversion, setting forth the holder's pro rata conversion obligation and the holders shall deliver certificates representing the Series B Preferred Stock to the Company within fifteen days of such notice. As promptly as practicable after receipt of the certificate or certificates representing the Series B Preferred Stock and the accompanying notice, receipt of properly executed instruments of transfer reasonably satisfactory to the Corporation, if repeated by the Corporation, and payment by the holder of any applicable transfer taxes, the Corporation shall issue and deliver (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, in the name or names and to the address or addresses specified in the notice, and (ii) cash in respect of any fractional shares, as set forth in subsection (a) above.

         (c) Conversion shall be deemed to have been affected at the close of business on the date on which the certificate or certificates of Series 3 Preferred Stock shall have bean surrendered in an optional Conversion or, in the case of a Mandatory Conversion, upon the closing of the IPO (the "Conversion"); the holder thereof shall cease to be stockholders with respect thereto and all rights whatsoever with respect to such shares (except the rights of the holders to receive shares of Common Stock and cash in respect of fractional shares) shall terminate, and the person or persons in whose name any certificate or certificates for Common Stock are issuable upon such Conversion shall be deemed to have become the holder of record of the shares represented thereby on such date. Upon a conversion, all shares of Series B Preferred Stork which shall have been deemed converted as herein provided shall no longer be deemed outstanding.

         (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

         (i) If, on or following the date hereof, the Corporation shall, at any time or from time to time while shares of Series B Preferred Stock shall be outstanding, (1) pay a dividend or make a distribution in Common Stock (or securities convertible into or exchangeable for shares of Common Stock), (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) make a distribution on its Common Stock in shares of its capital stock other than Common Stock, (4) combine its outstanding shares of Common Stock into a small or number of shares, or (5) issue by reclassification of its Common Stock any shares of its capital stock, then the number of shares of Common Stock into which shares of Series B Preferred Stock may be converted shall be proportionately increased or decreased, as the case may be, and the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to such dividend or distribution, or immediately prior to such subdivision, combination or reclassification, as the case may be, shall be correspondingly increased or promptly as practicable after receipt of the certificate or decreased, as the case may be, to produce such results (taking into account fractional interest in shares of the Common Stock to the nearest tenth of a share, and for the purposes of the foregoing, considering such fractional interests as outstanding fractional shares). Similar adjustments shall be made if any of the events described herein above shall thereafter occur or recur. An adjustment made pursuant hereto shall become effective immediately after the record date, in the case of a dividend payable in Common Stork (or other securities) and immediately after the effective date, in the case of a subdivision, distribution, combination or reclassification thereof.

         (ii) Whenever any adjustment is made in the number of shares of Common Stock into which shares of Series B Preferred Stock may be converted pursuant to the foregoing provision, the Corporation shall, as soon as reasonably practicable thereafter, prepare a written statement signed by an executive officer of the Corporation, setting forth the adjusted Conversion Rate, determined as provided herein, and, in reasonable detail, the facts requiring such adjustment. The Corporation shall mail such statement to all holders of record of shares of Series B Preferred Stock then outstanding at their respective addresses appearing on the stock records of the Corporation.

         (a) In the event of any merger or consolidation of the Corporation in which the Corporation does not survive, sale of all or substantially all of the Corporation's assets, or substantial reorganization of the Corporation, all the outstanding Series B Preferred Stock shall be converted into Common Stock immediately prior to such merger, consolidation, sale or reorganization (subject to any voting rights of the holders of the Series B Preferred Stock), in accordance with the provisions of this subsection (e). Upon any such conversion, each share of Series B Preferred Stock shall be converted into a number of shares of Common Stock equal to the greater of (i) the number of shares of Common Stock that would have been received had such share of Series B Preferred Stock been converted into Common Stock at the Conversion Rate in effect pursuant to subsection (d) hereof immediately prior to such merger, consolidation, sale or other reorganization, or (ii) the number of shares of Common Stock determined by dividing the liquidation preference such share of Series B Preferred Stock would than have been entitled to receive pursuant to Section 5 hereof upon a liquidation of the Corporation, by the Fair Value of a share of Common Stock on the day preceding the effective date of such merger, consolidation, sale or other reorganization.

         (f) The Corporation shall at all times reserve and keep available out of authorized Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred stock, the full number of shares of Common Stock issuable upon conversion of all Series B Preferred Stock at any time outstanding.

         7. Redemption at Option of Corporation. The Corporation shall have the right and option, if funds are legally available therefor, to redeem any or all of the outstanding shares of Series B Preferred Stock, on a date set by the Board of Directors any time on or after July 15, 1997, at a price per share of $2.00, plus the per share amount of all accrued but unpaid dividends on the Series B Preferred Stock (whether or not declared) to the date or redemption (the "Redemption Price"). If the Company redeems less than all of the shares of Series B Preferred Stock, such redemption shall be completed on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each holder immediately prior to such redemption.

         8. Redemption at Option of Holder. Each holder of Series B Preferred Stock may, at such holder's option, require the Corporation to redeem any or all of the shares of Series B Preferred Stock held by him, at a per share price equal to the Redemption Price, at any time during the sixty day period commencing July 16, 1997 and ending September 16, 1997. The Corporation shall make payment for the shares of Series B Preferred Stock surrendered for redemption within thirty days of the Corporation's receipt of notice of the holder's exercise of its option to redeem such shares (the "Redemption Notice"); provided, however, that when funds are not legally available to redeem all of the outstanding Series B Preferred Stock surrendered for redemption, the Corporation shall redeem that number of shares for which funds are legally available in proportion to the aggregate redemption price for all of the Series B Preferred Stock surrendered for redemption and in the order of receipt by the Corporation of the Redemption Notices (all Redemption Notices received on the same day shall be deemed to be received at the same time). The Corporation shall be required to redeem the remaining shares of Series B Preferred Stock surrendered for redemption at such time or times thereafter as funds for redemption become legally available on the foregoing basis as in the order of receipt by the Corporation of the Redemption Notices.

         9. Status of Reacquired Shares. Shares of Series B Preferred Stock redeemed, purchased, converted into Common Stock or otherwise acquired by the Corporation and cancelled, shall have the status of authorized and unissued shares of Series B Preferred Stock.

         10. Pre-emptive Rights. The holders of shares of Series B Preferred Stock shall have no pre-emptive rights.

         11. Number of Shares. The number of shares constituting the Series B Preferred Stock shall be, and the same is hereby fixed as, 450,000 and shall not be increased, except in accordance with the consent of holders of a majority of the outstanding shares of Series B Preferred Stock.

         12. Stated Capital. The amount to be capital at all times for each share of Series B Preferred Stock shall be its par value or $.01 per share.

         RESOLVED, FURTHER, that the President and the Secretary of the Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation in accordance with this resolution and as required by lav.

         IN WITNESS WHERE0F, we have executed this Certificate of Designation and do affirm the foregoing as true under the penalties of perjury this 13th day of August, 1992.


By:  /s/ Daniel E. Miller                             By: /s/ Paul J. Evanson
     -----------------------                          -------------------------
      Daniel E.Miller                                  Paul J. Evanson
      Secretary                                        Chairman of the Board
                                                       of Directors

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION


         LYNCH SERVICES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Restated certificate of Incorporation of the Corporation:

         RESOLVED, that the Restated Certificate of Incorporation of Lynch Services Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         "The name of the Corporation is THE MORGAN GROUP, INC."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Lynch Services Corporation has caused this Certificate of Amendment to be signed by Charles Baum, its chairman, and attested by Daniel E. Miller, its Secretary, this 5th day of March, 1993.

                                                LYNCH SERVICES CORPORATION



                                                By: /s/ Charles Baum
                                                  ----------------------------
                                                    Charles Baum
                                                    Chairman
ATTEST:


By: /s/ Daniel E. Miller
    --------------------------
         Daniel E. Miller
         Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
                                       OF
                             THE MORGAN GROUP, INC.


         THE MORGAN GROUP, INC., a corporation  organized and existing under and
by  virtue  of  the   General   Corporation   Law  of  the  State  of   Delaware
("Corporation'), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Restated and Amended Certificate of Incorporation of the Corporation:

                                       I.

                  RESOLVED, that the Restated and Amended Certificate of Incorporation of The Morgan Group, Inc. be amended by changing the first paragraph of the Fourth Article thereof so that, as amended, said paragraph of said Article shall be and read as follows:

         "The aggregate number of shares of a classes of capital stock which the Corporation shall have the authority to issue is 12,100,000 shares of capital stock, consisting of 2,100,000 shares of Preferred Stock, par value $.01 per share, and 10,000,000 shares of Common Stock, par value $.015 per share."

                                      II.

                  RESOLVED, that the Restated and Amended Certificate of Incorporation of The Morgan Group, Inc. be amended by changing the subsection entitled "Common Stock" of the Fourth Article thereof so that, as amended, said subsection of said Article shall be and read as follows:

         "Common Stock.

                  "Subject to the preferential rights, if any, of the Preferred Stock, the powers, preferences and rights of the shares of the Common Stock, and the qualifications, limitations or restrictions thereof, are as follows:

         "1.      Designation

                  "(a) Seven million five hundred thousand (7,500,000) shares of Common Stock are hereby designated "Class A Common Stock" and two million five hundred thousand (2,500,000) shares of Common Stock are hereby designed "Class B Common Stock", each class having the rights, preferences, privileges and restrictions specified herein.

                  "(b) Immediately upon the filing of this Certificate of Amendment of the Restated and Amended Certificate of Incorporation of The Morgan Group, Inc. ("Certificate of Amendment") by the Secretary of State of the State of Delaware every three (3) issued and outstanding shares of stock of the Corporation heretofore designated "Common Stock, par value $0.01 per share," shall become and be deemed to be, and shall automatically convert into, two (2) shares of Class A Common Stock, par value $.015 per share, except that the 1,800,000 issued and outstanding shares of Common Stock, par value $.01 per share, owned by Lynch Corporation shall become and be deemed to be, and shall automatically convert into 1,200,000 shares of Class B Common Stock par value $.015 per share.

                  (c) Certificates for shares of Common Stock, .01 par value per share, outstanding upon filing of this Certificate of Amendment, shall thereafter represent only shares of Class A Common Stock, par value $.015 per share, or, in the case of shares held by Lynch Corporation, Class B Common Stock, par value $.015 per share, as provided in the foregoing Section l(b).

         "2.      Voting

                  "(a) At every meeting of the stockholders, every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his name on the transfer books of the Corporation and every holder of Class B Common Stock shall be entitled to two (2) votes in person or by proxy for each share of Class B Common Stock standing in his name on the transfer books of the Corporation; provided, that (i) the holders of shares of Class A Common Stock are entitled, voting separately as a class, to elect one member of the Board of Directors and (ii) the holders of shares of Class A and Class B Common Stock vote together as a single class upon the election of all remaining directors. Except as may be otherwise required by law or by this Article Fourth, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

                  "(b) Unless otherwise provided by statute, any action required to be taken at any annual or special meeting of the Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may not be taken by holders of Class A Common Stock by means of any form of written consent. The holders of all other classes of capital stock of the Corporation may take such action without a meeting by means of a written consent that meets the requirements set forth in the Corporation's By-laws, as amended or restated from time to time.

                  "(c) The Corporation shall not issue any additional shares of Class B Common Stock after the date of filing of this Certificate of Amendment (except in connection with pro rata stock splits and stock dividends as hereinafter provided) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Class A Common Stock and of Class B Common Stock entitled to vote, each voting separately as a class.

                  "(d) Every reference in this Certificate of Amendment to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

         "3.  Transfer

                  "(a) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, and any transfer of shares not permitted hereunder shall cause such shares automatically to be converted into Class A Common Stock as provided by subsection (b) of this Subsection 3.

                  "(b) Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the automatic conversion of the transferee's shares of Class B Common Stock into shares of Class A Common Stock effective on the date on which certificates representing such shares are presented for transfer on the books of the Corporation or on such earlier date that the if Corporation receives notice of such attempted transfer.


                  "(c) Shares of Class B Common Stock shall be registered in the name of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean an entity which possesses the power, either singly or jointly, to direct the voting or disposition of such shares.

                  "(d) Share of Class A Common Stock are transferable without restriction, subject to applicable law.

         "4.      Conversion Rights

                  "(a) Subject to the terms and conditions of this subsection 4, each share of Class B Common Stock shall be convertible at any time or from time to time, at the option of the holder thereof, at the office of any transfer agent for Class B Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and nonassessable share of Class A Common Stock. Before any holder of Class B Common Stock shall be entitled to convert the same into Class A Common Stock, be shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Common Stock in accordance with the terms of this subsection 4, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Class A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Common Stock and the Corporation, whereby the holder of such Class B Common Stock shall be deemed to subscribe for the amount of Class A Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Common Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Class A Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his nominee(s) or transferee(s), a certificate or certificates for the number of full shares of Class A Common Stock to which be shall be entitled as aforesaid. Subject to the provisions of clause (c) of this subsection 4, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Common Stock to be converted; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

                  "(b) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                  "(c) The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

                  "(d) The Corporation shall reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. If any shares of Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion the Corporation will use reasonable efforts to cause such shares to be duly registered or approved to permit such issuance upon conversion, as the case may be. All shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

                  "(e)  All  shares  of  Class B Common  Stock  received  by the
         Corporation upon conversion thereof into Class A Common Stock will be retired and not reissued except as provided elsewhere in the Corporation's Restated and Amended Certificate of Incorporation.

         "5. Dividends and Other Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of the Corporation's Restated and Amended Certificate of Incorporation, as amended from time to time, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided that in the case of cash dividends, (i) if, at any time, a cash dividend is paid on the Class A Common Stock, a cash dividend must also be paid on the Class B Common Stock in an amount per share of Class B Common Stock that is not greater than 100%, nor less than 50%, of the amount of the cash dividend paid on each share of the Class A Common Stock or (ii) if, at any time, a cash dividend is paid on the Class B Common Stock, a cash dividend must also be paid on the Class A Common Stock in an amount that is not greater than 200%, nor less than 100%, of the amount of the cash dividend paid on each share of the Class B Common Stock, such that a cash dividend may not be paid on either the Class A Common Stock or the Class B Common Stock unless a cash dividend is also paid on the other as aforesaid; and provided, further, that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, which occur after the initial issuance of shares of Class B Common Stock by the Corporation, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock in an amount per share equal to the amount per share paid with respect to the Class A Common Stock shall be distributed with respect to Class B Common Stock, and that, in the case of any combination or reclassification of the Class A Common Stock, the shares of Class B Common Stock shall also be combined or reclassified so that the number of shares of Class B Common Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares outstanding immediately prior to such combination or reclassification as the number of shares of Class A Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Class A Common Stock outstanding immediately prior to such combination or reclassification.

         "6. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to prior payment in full of all amounts payable to the holders of Preferred Stock, the remaining assets and funds of the Corporation, if any still exist, shall be divided among and paid ratably to the holders of Class A Common Stock and Class B Common Stock. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this subsection 6.

         "7. Preemptive, Subscription and Redemption Rights. The holders of Class A Common Stock and Class B Common Stock shall have no preemptive, subscription or redemption rights."


                                      III.


         RESOLVED, that the Restated and Amended Certificate of Incorporation of The Morgan Group, Inc. be amended by inserting a new Eighth Article thereof so that, as amended, said new Article shall be and read as follows:

         "EIGHTH:

         "1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, including, without limitation, any subsidiary, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an `indemnitee'), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with the proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         "2. The right to indemnification conferred in Section I of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement Of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of the undertaking (hereinafter an `undertaking'), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         "3. If a claim under Section I or 2 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such Suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard or conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

         "4. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's
Restated and Amended Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         "5. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, Liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         "6. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any per-son who is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, including, without limitation, any subsidiary of the Corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of the expenses of directors and officers of the Corporation."

                                       IV.


                  RESOLVED that the Restated and Amended Certificate of Incorporation of The Morgan Group, Inc. be amended by redesignating the Eighth Article thereof so that, as amended, said Article shall be the Ninth Article.


                                       V.


                  RESOLVED, that Section 2 of the Certificate of Designations, Rights and Preferences of Series B Preferred Stock of the Corporation be amended so that, as amended, said Section shall be and read as follows:

                  "2. Voting Rights. The holders of the Shares of Series B Preferred Stock, as such, shall, subject to the right of holders of Class A Common Stock, voting as a separate class, to elect one (1) director, be entitled to one vote per share of Series B Preferred Stock on all matters submitted to a vote or consent of stockholders of the Corporation."


                                       VI.


                  RESOLVED, that Sections 6(a) and (d) of the Certificate of Designations, Rights and Preferences of Series B Preferred Stock of the Corporation be amended so that, as amended, said Sections shall be and read as follows:

                  "6.      Conversion

                           "(a) Holders of the Series B Preferred  Stock may, at
                  any time and at their option, upon surrender of the certificates therefor, convert any or all of the Series B Preferred Stock held by them into shares of the Corporation's Class A Common Stock at the conversion rate in effect at the time of such conversion (an "Optional Conversion"). Each three and three-eighths (3-375) shares of Series B Preferred Stock shall initially be convertible into one share of Class A Common Stock. The shares of Series B Preferred Stock shall be converted automatically, and holders of the Series B Preferred Stock shall surrender the shares of Series B Preferred Stock held by them for conversion (a "Mandatory Conversion") upon the declaration by the Securities and Exchange Commission (the "SEC") of the effectiveness of a registration statement filed by the Corporation with respect to a public offering of Class A Common Stock under the Securities Act of 1933, as amended, if the offering price of the Class A Common Stock in the public offering equals or exceeds $4.50 per share; provided, however, that (i) the holders shall not be required to surrender a number of shares greater than that number of shares of Series B Preferred Stock which, when multiplied by the Conversion Rate then in effect, equals or exceeds fifty percent of the dollar amount raised in the public offering, and (ii) if the public offering is not consummated within thirty (30) days after the registration statement is declared effective by the SEC; any holder of the Series B Preferred Stock may rescind the Mandatory Conversion upon delivery of written notice of rescission to the Secretary of the Corporation. Any Mandatory Conversion shall be made by the holders in proportion to the number of shards of Series B Preferred Stock held by them immediately prior to such conversion. Payment or adjustment shall be made upon such conversion for unpaid and accrued dividends of any shares of Series B Preferred Stock which shall be converted. The Corporation shall not be required to issue fractional shares of Class A Common Stock upon any conversion, but shall pay in lieu thereof, as soon as practicable after the date the Series B Preferred Stock is surrendered for conversion pursuant to subparagraph (b) hereof, an amount in cash equal to the same fraction of the market value of a full share of Class A Common Stock. For such purposes, the market value of a share of Class A Common Stock shall be the fair market value thereof, as reasonably determined by the Corporation's Board of Directors or as determined by reference to the price per share of the Class A Common Stock in the public offering ("Fair Value"). All shares of Class A Common Stock which may be issued upon the conversion of the Series B Preferred Stock will, upon issuance, be validly issued, fully paid and nonassessable."

                           "(d)  The   Conversion   Rate  shall  be  subject  to
                  adjustment from time to time as follows:

                           "(i)  If,  on  or  following  the  date  hereof,  the
                  Corporation shall, at any time or from time to time, while shares of Series B Preferred Stock shall be outstanding, (1) pay a dividend or make a distribution in Class A Common Stock (or securities convertible into or exchangeable for shares of Class A Common Stock), (2) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (3) make a distribution on its Class A Common Stock in shares of its capital stock other than Class A Common Stock, (4) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or (5) issue by reclassification of its Class A Common Stock any shares of its capital stock (provided , that the original reclassification of Common Stock, par value $.01 per share, into shares of Class A Common Stock and shares of Cass B Common Stock, par value $.015 per share, effectuated by the Certificate of Amendment of which this provision is a part shall require no adjustment), then the number of shoes of Class A Common Stock into which shares of Series B Preferred Stock may be converted shall be proportionately increased or decreased, as the case may be, and the Conversion rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to such dividend or distribution, or immediately prior to such subdivision, combination or reclassification, as the case may be, shall be correspondingly increased or decreased, as the case may be, to produce such results (taking into account fractional interest in shares of the Class A Common Stock to the nearest tenth of a share, and for the purposes of the foregoing, considering such fractional interests as outstanding fractional shares). Similar adjustments shall be made if any of the events described hereinabove shall thereafter occur or recur. An adjustment made pursuant hereto shall become effective immediately after the record date, in the case of a dividend payable in Class A Common Stock (or other securities) and immediately after the effective date, in the case of a subdivision, distribution, combination or reclassification thereof.

                  (ii) Whenever any adjustment is made in the number of shares of Class A Common Stock into which shares of Series B Preferred Stock may be converted pursuant to the foregoing provision, the Corporation shall, as soon as reasonably practicable thereafter, prepare a written statement signed by an executive officer of the Corporation, setting forth the adjusted Conversion Rate, determined as provided herein, and, in reasonable detail, the facts requiring such adjustment. The Corporation shall mail such statement to all holders of record of shares of Series B Preferred Stock then outstanding at their respective addresses appearing on the stock records of the Corporation."


                                      VII.


                  RESOLVED, that Sections 6(b), (c), (e) and (f) and Section 9 of the Certificate of Designations, Rights and Preferences of Series B Preferred Stock of the Corporation be amended by replacing each reference to "Common Stock" with the term "Class A Common Stock" and the reference in Section 3(iii) of the Certificate of Designations, Rights and Preferences of Series B Preferred Stock of the Corporation to "Common Stock, par value $.01 per share" be replaced with a reference to "Common Stock, par value $.015 per share."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 242 and 228 of the General Corporation Law of the State of Delaware.


             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, The Morgan Group, Inc. has caused this Certificate of Amendment to be signed by Philip J. Ringo, its President, and attested by John Paul Hoyer, its Assistant Secretary, this 4th day of June,1993.


                                       THE MORGAN GROUP, INC.

                                       By: /s/ Philip J. Ringo
                                          --------------------------------
                                          Philip J. Ringo, President


ATTEST:


By:  /s/ John Paul Hoyer
     ----------------------------
         John Paul Hoyer
         Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                RESTATED AND AMENDED CERTIFICATE OF INCORPORATION
                                       OF
                             THE MORGAN GROUP, INC.

         THE MORGAN GROUP, INC., a corporation  organized and existing under and
by  virtue  of  the   General   Corporation   Law  of  the  State  of   Delaware
("Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Restated and Amended Certificate of Incorporation of the Corporation:

         RESOLVED, that, subject to the approval of the shareholders as hereinafter described, the Restated and Amended Certificate of Incorporation of the Morgan Group, Inc. be amended by changing Section 3(a) to read as follows:

                           (a) No person  holding shares of Class B Common Stock
                  of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, and any transfer of shares not permitted hereunder shall cause such shares automatically to be converted into Class A Common Stock as provided by subsection (b) of this Subsection 3; provided, however, (1) that the shares of Class B Common Stock may be transferred without being converted into shares of Class A Common Stock to (i) a corporation or other business entity by which the Class B Holder is Wholly-Owned, (ii) a direct or indirect Wholly-Owned subsidiary of the Class B Holder, or
                  (iii) a Wholly-Owned subsidiary of a corporation or other business entity of which the Class B Holder is a Wholly-Owned subsidiary, provided such transfer is not made with a view toward disposing of a transferee subsidiary to an unrelated party in order to avoid the effect of the conversion of the shares, and (2) that the shares of Class B Common Stock may be transferred to Lynch Interactive Corporation, in order to effect the spin-off of Lynch Interactive Corporation to the shareholders of Lynch Corporation, and may be subsequently transferred to Brighton Communications Corporation, a Wholly-Owned subsidiary of Lynch Interactive Corporation, all without the shares of Class B Common Stock being converted to shares of Class A Common Stock. The term Wholly-Owned shall mean ownership of all common equity interests of a business entity.

         SECOND: That at the annual meeting of the stockholders, held on April 29, 1999, the shareholders entitled to vote in respect of the amendment approved the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 211 and 242 of the General Corporation Law of the State of Delaware.

             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, The Morgan Group, Inc. has caused this Certificate of Amendment to be signed by Dennis Duerksen, Treasurer, Vice President and Chief Financial Officer, this 21st day of June, 1999.

                                  THE MORGAN GROUP, INC.


                                  By: /s/ Dennis Duerksen
                                      -----------------------------------------
                                      Dennis Duerksen, Treasurer, Vice President
                                       and Chief Financial Officer.